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                                                              EXHIBIT 99.B22D(3)

September 15, 2005

Mr. Lynn L. Anderson
Chairman of the Board and President
SSgA Funds
909 A Street
Tacoma, WA  98402

RE:  SSgA Funds Reimbursements and Waivers

Dear Lynn:

SSgA Funds Management, Inc. ("SFM"), as advisor to the SSgA Funds (the "Funds"), agrees to reimburse the Funds for all expenses on an annual basis (exclusive of non-recurring account fees and extraordinary expenses) as shown in the table below until December 31, 2006.

             SSgA FUND NAME                  TOTAL EXPENSE REIMBURSEMENT          EXPIRATION DATE
--------------------------------------------------------------------------------------------------
S&P 500 Index                              All expenses in excess of .18%        December 31, 2006
Intermediate Fund                          All expenses in excess of .60%        December 31, 2006
International Growth Opportunities         All expenses in excess of 1.10%       December 31, 2006
Life Solutions Balanced                    All expenses in excess of .45%        December 31, 2006
Life Solutions Growth                      All expenses in excess of .45%        December 31, 2006
Life Solutions Income and Growth           All expenses in excess of .45%        December 31, 2006
Tuckerman Active REIT                      All expenses in excess of 1.00%       December 31, 2006
Aggressive Equity                          All expenses in excess of 1.10%       December 31, 2006
Core Opportunities                         All expenses in excess of 1.10%       December 31, 2006
High Yield Bond                            All expenses in excess of .75%        December 31, 2006
Bond Market                                All expenses in excess of .50%        December 31, 2006
Emerging Markets                           All expenses in excess of 1.25%       December 31, 2006
International Stock Selection              All expenses in excess of 1.00%       December 31, 2006
IAM SHARES                                 All expenses in excess of .65%        December 31, 2006
Prime Money Market                         All expenses in excess of .20%        December 31, 2006
US Treasury Money Market                   All expenses in excess of .20%        December 31, 2006
Money Market                               All expenses in excess of .40%        December 31, 2006

             SSgA FUND NAME                           REIMBURSEMENT               EXPIRATION DATE
--------------------------------------------------------------------------------------------------
Large Cap Value                            All expenses in excess of 1.10%       December 31, 2006
Large Cap Growth Opportunities             All expenses in excess of 1.10%       December 31, 2006

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
Prime Money Market Class T                 All expenses in excess of .80%        December 31, 2006
US Treasury Money Market Class T           All expenses in excess of .80%        December 31, 2006
Aggressive Equity Class R                  All expenses in excess of 1.60%       December 31, 2006
Bond Market Class R                        All expenses in excess of 1.00%       December 31, 2006
Core Opportunities Class R                 All expenses in excess of 1.60%       December 31, 2006
International Stock Selection Class R      All expenses in excess of 1.60%       December 31, 2006
Small Cap Class R                          All expenses in excess of 1.60%       December 31, 2006
Directional Core Equity                    All expenses in excess of 1.60%(1)    December 31, 2006
Enhanced Small Cap                         All expenses in excess of .75%        December 31, 2006

In addition, SFM agrees to the following management fee waivers on an annual basis for certain Funds in the amounts and for the expiration dates shown in the table below.

             SSgA FUND NAME                       MANAGEMENT FEE WAIVER           EXPIRATION DATE
--------------------------------------------------------------------------------------------------
Prime Money Market (Institutional and      .05% of .15% management fee           December 31, 2010
Class T Shares)
US Treasury Money Market (Institutional    .15% of .25% management fee           December 31, 2010
and Class T Shares)

This agreement, which supersedes any prior voluntary waiver or reimbursement arrangements for the Funds specifically named above may, at SFM's option, continue after the dates designated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

SSgA FUNDS MANAGEMENT, INC.


By: James Ross

Its: PRESIDENT


Accepted and Agreed:

SSgA Funds, on behalf of the portfolios named above


By: Lynn L. Anderson

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(1) Exclusive of nonrecurring account fees, extraordinary expenses, AND interest on securities sold short.

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Its: PRESIDENT